THIRD AMENDMENT TO CONTRACT FOR PURCHASE
AND SALE OF REAL PROPERTY

This Third Amendment to Contract for Purchase and Sale of Real Property (the "Third Amendment") is made and entered into as of the 30th day of December, 2008, by and between RICHWOOD, INC., a Florida corporation (“Richwood”) and The McClatchy Company, a Delaware corporation (“McClatchy”, and together with Richwood, hereinafter collectively referred to as the "Seller"), and CITISQUARE GROUP, LLC, a Florida limited liability company (the "Buyer").

W I T N E S S E T H:

           WHEREAS, Richwood, Miami Herald Publishing Company, a Florida corporation (“MHPC”) and Knight-Ridder, Inc., a Florida corporation (collectively, the “Original Sellers”), and Buyer entered into that certain Contract for Purchase and Sale of Real Property effective as of March 3, 2005 as amended by that certain First Amendment (the "First Amendment") dated August 10, 2007 and as further amended by that certain Second Amendment (the “Second Amendment”) dated December 20, 2007 (said contract as modified by the First Amendment and the Second Amendment being herein called the “ Existing Contract”, and as further modified by this Third Amendment being herein called the “Amended Contract”) pursuant to which Original Sellers agreed to sell to Buyer and Buyer agreed to buy from Original Sellers certain real estate located in Miami-Dade County, Florida as more particularly described therein (the “Herald Property”); and

           WHEREAS, Buyer and Seller have agreed to modify certain provisions of the Existing Contract on the terms and conditions set forth herein.

           NOW THEREFORE, in consideration of Ten Dollars ($10.00) and the mutual promises contained herein, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	Recitals.	The above recitals are true and correct and incorporated herein by reference as if set forth in full.

2.	Capitalized Terms.	Any capitalized terms herein and not otherwise defined shall have the same meanings as described to them in the Existing Contract.

3.	Seller. Any reference to Sellers in the Existing Contract shall now only refer to Richwood and McClatchy.

4.	Closing Date. Section 1.2 of the Existing Contract is hereby deleted in its entirety, and in lieu thereof, shall be replaced with the following:

“The Closing Date shall be June 30, 2009, or such other date provided by this Contract.”

5.
Termination of Right of First Refusal.  Section 22.24 of the Existing Contract is hereby deleted in its entirety and Buyer shall no longer have a right of first refusal with regard to the Miami Herald Building Site.

6.
Extension of Closing Date.  Buyer may, by written notice to Seller ten (10) days prior to the Closing Date, elect to extend the Closing Date until no later than December 31, 2009.  If Buyer elects to extend the Closing Date, Section 6 of the Second Amendment shall be deleted in its entirety, and in lieu thereof, shall be replaced with the following:

“Mark Siffin (“Siffin”), who is a principal of one of the development groups affiliated with Buyer, by his signature below, agrees that in the event Buyer fails to close on the purchase of the Property on or before December 31, 2009, by reason of Buyer’s default under the Contract, Siffin shall pay Seller a termination fee of Six Million Dollars ($6,000,000.00) (the “Termination Fee”) within ten (10) days following such failure to close.”

This amendment to Section 6 of the Second Amendment shall be self-operative and no further agreements or instruments shall be required to be executed and delivered by the parties to evidence the same.

7.
Financial Statements.  In the event Buyer elects to extend the Closing Date pursuant to Paragraph 6 above, then ten (10) days prior to the Closing Date, Siffin shall provide Seller with copies of his most recent financial statements providing evidence, to Seller’s reasonable satisfaction, that Siffin has sufficient net funds or net assets to satisfy his obligation to pay the Termination Fee.  If Siffin shall fail to timely provide such evidence, then the Closing Date shall not be extended past June 30, 2009.Seller agrees that the contents of such financial statements shall remain confidential and the sole purpose of providing such financial statements is to confirm Siffin’s ability to pay the Termination Fee in the event payment is required pursuant to the Amended Contract.

8.	Parking Easement and Parking Lease.

a.  Section III of the form Parking Easement attached as Exhibit “H” to the First Amendment shall be deleted in its entirety and replaced with the following in its stead:

“Grantor hereby grants to Grantee, for the use and benefit of Grantee, its employees, customers, invitees, Permitted Tenants (as hereinafter defined) of the Herald Property (and any employees, customers or invitees of such Permitted Tenants) and in the event of a transfer or lease of the Herald Property together with the business operating thereon (a “Successor Operator”), to such Successor Operator, and its employees, customers, and invitees, an access easement for (i) vehicular and pedestrian ingress and egress and (ii) the parking of automobiles and other standard sized vehicles on, over, across and through the Easement Area.  As used herein, the term “Permitted Tenant” shall mean any tenant permitted by Grantee to lease space at the Herald Property, and then in occupancy of such space, at the Herald Property in accordance with the terms and conditions contained herein, including, without limitation, Section VI hereof.  Notwithstanding the foregoing, Permitted Tenant shall be permitted to change the use of any space occupied by such Permitted Tenant at the Herald Property, so long as the use of at least 51% of the total improvements located on the Herald Property remains unchanged and so long as no portion of the improvements is being used for retail purposes (other than retail purposes ancillary to the current use of the improvements).”

b.  Section 1.05 of the Form of Parking Lease attached as Exhibit “I” to the First Amendment shall be deleted in its entirety and replaced with the following language in its stead:

“The Parking Spaces or the Leased Premises shall be used exclusively by Tenant, its employees, customers, invitees, Permitted Tenants (as hereinafter defined) of the Herald Property (and any employees, customers or invitees of such Permitted Tenants), and in the event of a transfer or lease of the Herald Property by Tenant, together with the business operating thereon (a “Successor Operator”) by such Successor Operator and its employees, customers and invitees.  As used herein, the term “Permitted Tenant” shall mean any tenant permitted by Tenant to lease space, and then in occupancy of such space, at the Herald Property in accordance with the terms and conditions contained herein, including, without limitation, Section 2.02 hereof.  Notwithstanding the foregoing, Permitted Tenant shall be permitted to change the use of any space occupied by such Permitted Tenant at the Herald Property, so long as the use of at least 51% of the total improvements located on the Herald Property remains unchanged and so long as no portion of the improvements is being used for retail purposes (other than retail purposes ancillary to the current use of the improvements).”

c.  Section 7.01 of the form of Parking Lease attached as Exhibit “I” to the First Amendment shall be deleted in its entirety and replaced with the following language in its stead:

“Except as provided in Section 1.05, Tenant shall not assign, sublease, mortgage or transfer this Lease.  Notwithstanding the foregoing, however, Tenant shall have the right to sublease to any Permitted Tenant (and any employees, customers or invitees of such Permitted Tenant) of the Herald Property, or allow any Permitted Tenant (and any employees, customers or invitees of such Permitted Tenant) of the Herald Property to use or occupy, a percentage of the Parking Spaces without the written consent of Landlord, so long as any rights given to Permitted Tenant shall be no greater than the rights granted to Tenant under this Lease.”

9.
Claim of Lien.  Seller has been provided notice as of October 10, 2008 that a claim of lien had been filed against all or a portion of the Property by Cooper Cary, Inc. in the Official Records of Miami-Dade County, Florida (the “Claim of Lien”), a copy of which is attached hereto as Exhibit “A”.  This Claim of Lien reflects amounts allegedly owed to Cooper Cary, Inc. for architectural services provided pursuant to a contract with Maefield Development and Maefield Holdings, LLC, for a total value of approximately $406,009.68 of which over $400,000 remains unpaid.  Buyer hereby agrees to diligently contest the Claim of Lien and have the same discharged of record.  In the event the Closing does not occur as provided herein, Buyer shall be obligated to discharge such Claim of Lien prior to termination of the Amended Contract.

10.	Time of the Essence. Time is of the essence of the Amended Contract.

11.
No Breach of Contract.  Each of Buyer and Seller acknowledges and agrees that as of the date hereof, it is not aware of any breach of the Amended Contract by the other party, and all notices between the parties and their respective counsel exchanged from and after December 1, 2007, including any claims of breach, through and including the date hereof are hereby withdrawn and are of no force or effect.

12.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

13.	Ratification. Except as modified hereby, the Existing Contract is hereby ratified and confirmed.

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IN WITNESS WHEREOF, this Third Amendment to Contract is entered into as of the date first appearing above.

                                                      BUYER:
CITISQUARE GROUP, LLC, a Florida limited liability company

                                                      By:           /s/Pedro A. Martin
                                                      Name:     Pedro A. Martin
                                                      Title:      President

                                                      SELLER:
RICHWOOD, INC., a Florida corporation

                                                      By:           /s/Karole Morgan-Prager
                                                      Name:     Karole Morgan-Prager
                                                      Title:      Secretary

THE McCLATCHY COMPANY., a Delaware corporation
                        By:           /s/Gary Pruitt
                                                       Name:      Gary Pruitt
               Title:       COB, President & CEO

SIFFIN (solely for purpose of confirming his obligations under Paragraph 6 above):

By:/s/Mark Siffin
Name: Mark Siffin, an individual